Exhibit 32


                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Amendment No. 1 to Quarterly Report on Form 10-Q/A of ATMI, Inc. (the "Company") for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Douglas A. Neugold and Daniel P. Sharkey, Chief Executive Officer of the Company and Chief Financial Officer of the Company, respectively, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Douglas A. Neugold
------------------------------------
Name:  Douglas A. Neugold
Title: President and Chief Executive
       Officer
Date:  October 24, 2005


/s/ Daniel P. Sharkey
-----------------------------------------
Name:  Daniel P. Sharkey
Title: Vice President, Chief Financial Officer and
       Treasurer (Chief Accounting Officer)
Date: October 24, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.